                        INDEPENDENT ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in Amendment No. 1 to Registration Statements No. 33-60959 and No. 33-59661 on Form S-3 of Coram Healthcare Corporation of our report dated February 11, 1994, on the consolidated financial statements of Medisys, Inc. and Subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Coram Healthcare Corporation for the year ended December 31, 1995.

/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.
April 19, 1996